PHOTRONICS, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Information
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	November 2,	November 3,	November 2,	November 3,
	2014	2013	2014	2013
Reconciliation of GAAP to Non-GAAP Net Income
Attributable to Photronics, Inc. Shareholders

GAAP net income attributable to Photronics, Inc. shareholders	$4,277	$4,840	$25,996	$17,966

(a) Gain on acquisition, net of tax	-	-	(16,372)	-

(b) Acquisition transaction expenses, net of tax	-	773	2,455	773

Non-GAAP net income attributable to Photronics, Inc. shareholders	$4,277	$5,613	$12,079	$18,739

Reconciliation of GAAP to Non-GAAP Net Income
Applicable to Common Shareholders

Weighted average number of diluted shares outstanding

GAAP	64,085	61,962	66,679	61,599

Non-GAAP	64,085	61,962	62,734	61,599

Net income per diluted share

GAAP	$0.07	$0.08	$0.41	$0.29

Non-GAAP	$0.07	$0.09	$0.19	$0.30

(a)	Represents gain on acquisition of DNP Photomask Technology Taiwan Co., Ltd (DPTT), a wholly-owned subsidiary of Dai Nippon Printing Co., Ltd

(b)	Represents transaction expenses in connection with the acquisition of DPTT.